RETAIL LEASE


                           OLD LINE CENTRE CONDOMINIUM


This Lease ("Lease") made this 29th day of April 1999, between LIVE OAK LIMITED PARTNERSHIP ("Landlord") and OLD LINE NATIONAL BANK ("Tenant").

         In consideration of the rents, covenants and agreements contained in the Lease, Landlord leases to Tenant and Tenant rents from Landlord premises delineated on the Plat attached to this Lease as part of EXHIBIT A consisting of 2,048 square feet of gross rentable square feet plus the drive-in area. The leased premises ("Unit") consists of a portion of the Building in Old Line
Centre Condominium ("Condominium"), which has been created by a declaration ("Declaration") recorded at Liber 131 Folio 582 among the Records of Charles County, Maryland.

         Capitalized terms not specifically defined in the Lease have the meanings ascribed to them in Article II of the Declaration. The Unit is described in the Declaration and Condominium Plat, and in the addendum to the Lease ("Lease Addendum") which is attached to the Lease as EXHIBIT A. Tenant realizes that the Unit is located in the Condominium and therefore the use of the Unit by Tenant, subtenants, employees, agents, guests, invitees and licensees of Tenant, is subject to the covenants and obligations of the Condominium Instruments and Rules and Regulations, which are in addition to the covenants and obligations contained in the Lease. By executing the Lease, Tenant acknowledges receipt of the Condominium Instruments and agrees to be bound by the covenants and obligations required by such instruments and by the following Lease terms and conditions:

                             ARTICLE I - BASIC TERMS

1.01     Lease Term; Renewal Options.

         (a) The Lease shall commence on the Commencement Date and shall be for a term of TEN (10) years, plus the period of extensions or renewals made in accordance with the Lease ("Term"). Each of the parties, upon the request of the other, shall promptly execute, acknowledge and deliver an instrument in recordable form, setting forth the Commencement Date and the end of the Term. The party desiring to record shall pay the cost thereof.

         (b) Tenant's continuing occupancy constitutes acceptance of the Unit and an acknowledgment that the Unit is in a condition acceptable to it and that the doors, mechanical, plumbing, electrical, heating and air conditioning equipment, and such other equipment provided by Landlord are in proper operating order saving and excepting the proposed Tenant Improvements to divide space into two Units. Notwithstanding the foregoing, Tenant shall inspect the Tenant Improvements (demising wall partition and associated work) in accordance with Paragraph 8.01. Such Tenant Improvements shall be subject to normal punch list items for Landlord to complete at Landlord's expense within sixty (60) days of completion of same.



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         (c) The Commencement Date shall mean August 17, 1999.

         (d) Tenant shall have the option to extend the Term of the Lease for TWO (2) periods of Five (5) years each. Notice of the election to extend shall be given no later than six (6) months before the then expiration of the Lease.

1.02 Rent. Tenant covenants and agrees to pay an annual rent of Fifty One Thousand Six Hundred and Ten and 00/100 Dollars ($51,610.00), ("Basic Annual Rent") without deduction, set-off or demand, payable in equal monthly installments of Four Thousand Three Hundred and 83/100 Dollars ($4,300.83), plus adjustments provided in the Lease. Rent is "triple net," as indicated in Paragraph 1.03(b). Rental installments shall be payable in advance. The first payment shall be due August 17, 1999. The balance of the rental payments shall be due on the first day of each month, commencing the first day of the first full month after the Commencement Date of the Lease and shall be paid at 12070 Old Line Centre, Suite 300, Waldorf, Maryland 20602, or at such other place as the Landlord may later designate. Tenant does hereby take and hold the Unit at the rent herein specifically reserved and payable, and upon and subject to the terms and conditions contained in the Lease. If the basic monthly rental, adjusted rent, additional rental and other payment obligations of Tenant are not paid when due, a late charge of Five Percent (5%) shall be due at the option of Landlord for any payment, which is more than ten (10) days delinquent.

         Basic Annual Rent on the first Lease Year of each renewal period shall be increased by Landlord one and one half percent (1.5%) over the last year of the proceeding term of the lease.

1.03     Escalations.

         (a) The Basic Annual Rent shall be increased by one and one half (1.5%) per annum during the term of the lease.

         The term "Lease Year" as used in the Lease shall mean each period of twelve (12) consecutive months beginning on the Commencement Date, and, if there are extensions, beginning on the first day of any applicable extension period, except that the first lease year shall mean the period beginning on the Commencement Date and ending on December 31 of the year in which the lease is executed.

         (b) In addition to the Basic Annual Rent Base, as adjusted, Tenant shall, for each Lease Year pay to Landlord as additional rent Thirty and Two Tenths Percent (30.2%) of the Real Estate Taxes and Operating Expenses paid by Landlord. Landlord shall submit to Tenant a statement of the increase in Real Estate Taxes and Operating Expenses. Real Estate Taxes shall be deemed to be payable in the respective twelve-month period, even though the levied assessment may be for a different fiscal year. Tenant's obligation to pay increased Real Estate Taxes under this Paragraph 1.03(b) for the final period of the Lease shall survive the expiration or cancellation of the Lease.

         (c) "Operating Expenses" shall mean all costs and expenses paid or incurred in connection with the ownership, management, leasing, operation, servicing and maintenance of the Building including, but not limited to, all Assessments, fees or charges of the Association, electricity, gas, oil and other




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fuels;  utility  charges;  telephone  services;   exterminating  service;  trash
removal; sewer and water charges; interior painting and signing; premiums for fire and casualty, liability, workmen's compensation and other insurance; repairs, maintenance, additions and replacements made to the Building; building and window cleaning; service contracts for the maintenance of boilers, HVAC and other mechanical equipment; and management fees, in addition to those which may be paid by the Managing Agent, not to exceed, in the aggregate, Five Percent (5%) of gross collections of all Units owned by Landlord.

         (d) "Real Estate Taxes" shall mean any taxes, assessments, water, and sewer rents, and other charges, if any, general special or otherwise, including all assessments for schools, public betterment and general or local improvements, levied or assessed upon or with respect to the ownership of and, or, all other taxable interests in the Building imposed by any public or quasi-public authority having jurisdiction. Except as otherwise provided in the next sentence, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, give income or profit tax or capital levy. If the methods of taxation shall be altered so that in addition to or in lieu of the whole or any part of any Real Estate Taxes levied, assessed or imposed there shall be levied, assessed or imposed (i) a tax, license fee, excise or other charge on the rents received by Landlord, or (ii) any other type of tax or other imposition, the same shall be included as Real Estate Taxes. A tax bill or true copy thereof, together with any explanatory or detailed statement of the area or property covered thereby, submitted by Landlord to Tenant shall be prima facie evidence of the amount of taxes assessed or levied, as well as of the items of tax. Taxes or assessments may be paid in annual installments, but only the amounts paid or payable in any Lease Year shall be included as Real Estate Taxes for that Lease Year for purposes of Paragraph 1.03.

         (e) "Condominium Fees" shall mean those fees at a rate of One Dollar and 92/100 ($1.92) or such other rate per square foot as determined by the Condominium multiplied by a total square footage of Three Thousand One Hundred and Eighty, (2,080 plus 1,100 = 3,180 square feet) for the space occupied by Tenant and for the area of the drive in tellers. Tenant shall be obligated to pay an initial annual condominium assessment of Six Thousand One Hundred and Five and 60/100 Dollars ($6,105.60) payable as determined by the Condominium.

1.04 Utilities. Tenants shall promptly pay Thirty and Two Tenths Percent (30.2%) all utility charges. for the Unit. Tenant agrees to make and maintain its share of deposits with the utility companies necessary to secure service and shall not suffer or permit waste of the Unit. If Tenant defaults in the payment of any such charges, such charges shall be considered additional rent.

1.05 Telephone. Tenant is liable for and shall promptly pay all telephone charges for the Unit.

1.06 Cleaning. Tenant is liable for and shall promptly pay all cleaning charges for the Unit.

                    ARTICLE II - USE AND MAINTENANCE OF UNIT

2.01 Use of Unit. Tenant covenants to use the Unit only for the purposes specified in the Lease Addendum. Tenant shall in any event use the Unit only for





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legal  purposes  and shall not use or store any  hazardous  or toxic  materials.
Landlord assumes no liability whatsoever for Tenant's use of the Unit and Tenant agrees to indemnify and hold Landlord harmless for any costs which Landlord incurs as a result of Tenant's breach of the covenants in Paragraph 2.01.

2.02     Upkeep and Maintenance of Unit.

         (a) Tenant shall keep the Unit and its fixtures in good condition. At the expiration or other cancellation of the Lease, Tenant shall surrender and deliver up the Unit in the same condition as then currently existing or shall exist at the Commencement Date except for ordinary wear and tear, and damage by the elements, fire, and other unavoidable casualty.

         (b) Landlord shall at its expense, keep the exterior walls, roof, structural floor of the Unit (excluding other floor and floor coverings, such as carpeting, terrazzo and other special flooring), exterior utility pipes, exterior conduits, outside meters, and lines outside the Unit in good repair. Notwithstanding, Landlord shall not in any way be liable to Tenant unless Tenant shall have given Landlord notice of the necessity, for repairs, and provided that any damage arising therefrom shall not have been caused by the negligent or willful act or omission of Tenant.

         (c) Tenant shall at all times, after delivery of possession of the Unit at its own cost and expense, maintain the Unit in good condition, and make all needed repairs except as otherwise provided in this Lease. Tenant's obligations under this Paragraph 2.02(c) shall include, but not be limited to, repairing and maintaining items required by any governmental agency having jurisdiction, and the repair and maintenance, whether ordinary or extraordinary, foreseen or unforeseen, of walls (other than exterior portions), ceilings, utility meters, pipes and conduits, fixtures and other equipment within the Unit.

2.03 Assignment and Subletting. Tenant shall not sublet all or any part of the Unit, or transfer possession or occupancy of the unit, or assign the Lease, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. If Tenant desires to sublet all or part of the Unit, Tenant shall give the Landlord at least thirty (30) days' notice. Any assignment in violation of the Lease is voidable at the option of the Landlord. Landlord's refusal to consent to an assignment shall not entitle Tenant to cancel the Lease or give rise to any claim for damages against Landlord. Landlord may assign its rights under the Lease, and the Lease, as assigned, shall remain in full force and effect. If Landlord's assignment is for the purpose of securing a lender to Landlord, Tenant's rights under the Lease shall, at the option of such lender, be subject and subordinate to the rights of such lender.

                             ARTICLE III - INSURANCE

3.01 Fire Insurance. Tenant will not do or permit anything to be done which may increase the rate of fire or other insurance on the Condominium or on anything in or on the Condominium; obstruct, harm, or interfere with other tenants or Unit Owners, or those having business with them; or contravene the fire laws or regulations, any insurance policy covering the Unit or any applicable statutes, rules or regulations.




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3.02 Tenant's Insurance.  Tenant shall maintain in force at all times at its own cost and expense, liability, casualty, and property damage insurance which insurance shall be provided by recognized companies of first grade and in coverage amounts satisfactory to Landlord and in compliance with the Condominium Instruments. If Tenant breaches this provision, Landlord may at its option, secure such insurance and the costs shall be promptly reimbursed to Landlord as additional rent. Tenant shall furnish to Landlord a copy of all policies and insurance certificates. It is understood that the minimum limits of said insurance shall be $1,000,000 per person, $2,000,000 per accident for bodily injury and $1.000,000 for property damage, unless otherwise agreed in writing by the Landlord. Landlord and the Association shall be named as an additional insured, and not as a loss payee on all insurance policies.

           ARTICLE IV - ALTERATIONS AND USE OF THE UNIT OR CONDOMINIUM

4.01 Tenant Alterations. Tenant will not make any alterations, changes, replacements, additions or improvements (structural or otherwise) in or to the Unit or Condominium, without the prior consent of the Landlord. Any additional exterior signs shall require the prior consent of Landlord. Upon expiration or cancellation of the Lease, all alterations, installation, changes, replacements, additions to or improvements, including wall-to-wall carpet, upon the Unit (whether with or without the Landlord's consent), shall remain and be surrendered with the Unit without disturbance, molestation or injury.

4.02 Tenant's Additional Covenants.

         (a) Tenant covenants to pay all rents and other charges required under the Lease; to save the Landlord harmless and indemnified from all loss, damage, liability or expense of whatsoever kind incurred, suffered or claimed by any person whomsoever, or to personal property, documents, records, monies or goods or to any property whatsoever by reason of Tenant's neglect or use of the Unit or of the said Condominium or of anything therein or of water, steam, electricity, or other agency, all by whomsoever and however caused, (such indemnification shall survive the expiration or cancellation of the Lease); not to strip or overload, damage or deface the Unit or hallways, stairways, or other approaches thereto, or to the Condominium, or the fixtures therein or used therewith, not to permit any hole to be made in any of the same; not to permit any trade or occupation to be carried on or use made of the Unit or permit anything to be done in the Unit or the Condominium or bring or keep anything therein, which shall be disorderly, unlawful, noisy or hazardous, or offensive or injurious to, or obstruct or interfere with the rights of other tenants or Unit Owners, or in any way, injure or annoy them, and agrees that no sign, advertisement or notice shall be placed on any part of the outside or inside of the Unit or Condominium, except on the directories and doors of Units, and then only in such size, color and style as the Landlord and Association shall approve; Tenant agrees that the Landlord and Association shall have the right to prohibit any advertisement of Tenant which in the Landlord's or Association's opinion tends to impair the reputation of the Condominium or its desirability as a Building for first class use, and upon notice from the Landlord or the Association to refrain from and discontinue such advertisement.




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         (b) No freight, furniture or other bulky matter of any description will be received into the Building or carried except as approved by the Association. All moving shall be under the supervision of the Association, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to said Building any of Tenant's merchandise there delivered or deposited.

         (c) Notwithstanding anything else herein contained, Tenant acknowledges that the Landlord makes no warranty of any kind or nature that the Unit is fit for the purpose contemplated, nor that the Unit may be utilized for such purpose; either generally or by reason of any limitation imposed by zoning, licensing, or other governmental or statutory limitation, whether state, local or federal, and whether by statute, law, rule, ordinance or regulation. Tenant shall promptly apply for, obtain and maintain, at its own expense, and provide to Landlord all necessary permits and licenses to use and occupy the Unit for the purposes herein contemplated, including any special exceptions which must be granted.

4.03 Operation of Equipment. Tenant shall not install or operate any electrically operated equipment or other machinery, other than that used in the normal office or banking operations without first obtaining the prior consent of the Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water and, or, electricity or wiring as may be occasioned by the operation of such equipment or machinery; nor shall Tenant install any other equipment which will or may necessitate any changes, replacements, or additions to or require the use of the water system or plumbing system of the Condominium without the prior consent of the Landlord.

4.04 Access. Tenant further agrees that it will allow the Landlord, its agents or employees to enter the Unit at all reasonable times to examine, inspect or to protect the Unit or prevent damage or injury to the same, or to make such alterations and repairs to the Unit as the Landlord may deem necessary; or to exhibit the same to prospective tenants during the last four (4) months of the Term of the Lease.

4.05 Rules and Regulations. Tenant shall observe the Rules and Regulations of the Condominium and the following rules and regulations, and others promulgated by Landlord which in the Landlord's judgment are useful or necessary for the general well being, safety, care and cleanliness of the Unit:

         (a) The sidewalks, entries, passages, public corridors and staircases and other parts of the Condominium which are not occupied by Tenant shall not be obstructed or used for any purpose other than ingress or egress.

         (b) Tenant shall not install or permit the installation of any exterior improvements, including awnings or shades, without prior Landlord approval.

         (c) No additional locks shall be placed upon any doors of the Unit; and the doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.




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         (d) Tenant shall not construct,  maintain, use or operate any equipment or machinery which produces odor or sound which is audible beyond the Unit.

         (e) Electric and telephone floor distribution boxes shall remain accessible at all times.

4.06 Damage. Tenant shall promptly pay the costs for injury to the Unit or the Condominium, and breakage, caused by Tenant. If Tenant fails to do so after ten
(10) days written notice from Landlord, Landlord shall have the right to make necessary repairs, alterations and replacements (including structural) and any cost incurred by Landlord shall be paid by Tenant. Landlord may treat the cost as Additional Rent, payable with the next installment of rent. This provision is an additional remedy granted to the Landlord and not a limitation of any other rights and remedies, which the Landlord may have. Tenant's obligation to pay Landlord's cost of making necessary repairs, alterations or replacements shall survive the expiration or cancellation of the Lease.

4.07 Personal Property of Tenant. All personal property of the Tenant, in the Unit or in the Condominium shall be at Tenant's risk. Landlord shall not be liable for any accident or damage to property from the heating, cooling, electrical or plumbing apparatus. In addition, Landlord shall not be liable for damages to property caused by water, steam, or other elements, or by theft or other casualty. Tenant releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property. Landlord shall not be liable in damages for, nor shall the Lease be affected by, conditions due to construction of contiguous premises.

4.08 Limitation of Landlord's Liability. Landlord assumes no liability or responsibility as to the conduct and operation of Tenant's trade or occupation. Landlord shall not be liable for any accident to or injury to any person or property in or about the Unit caused by the conduct or operation of Tenant's trade or occupation or the equipment or property of Tenant. Tenant indemnifies and holds Landlord harmless against claims arising from such injury or damage, including costs of litigation and attorney's fee, and Tenant's indemnification hereunder shall survive the expiration or cancellation of the Lease.

4.09     Security Deposit.  There shall be no security deposit.

                        ARTICLE V - ADDITIONAL COVENANTS

5.01 Trade Fixtures. Trade fixtures and equipment installed by Tenant in the Unit shall remain the property of Tenant and shall be removable, provided Tenant is not in default under the Lease, otherwise, such property shall not be removable and Landlord shall have a lien on said fixtures. Tenant shall be responsible for maintaining insurance on all its trade fixtures and equipment. Improvements, including all built-in cabinets and counter tops and any other items affixed to the Unit, shall be the property of the Landlord.




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5.02     Quiet Enjoyment.

         (a) Landlord covenants that so long as Tenant is not in default under the Lease, and the Lease has not expired or been canceled in accordance with the provisions of the Lease, Tenant shall have the peaceful and quiet use of the Unit without let or hindrance on the part of the Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use and possession against the claims of all persons claiming by, through or under the Landlord.

         (b) If Tenant has been notified in writing (by way of notice of assignment of rents and Lease, or otherwise) of the addresses of mortgagees and, or, deed of trust holders, Tenant agrees to give such mortgagees and, or, deed of trust holders, by certified mail, return receipt requested, a copy of any notice of default which Tenant serves upon the Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, the mortgagees and, or, deed of trust holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within the thirty (30) days a cure of such has commenced. Actions to cure shall include, but not be limited to, commencement of foreclosure proceedings if necessary. If actions to cure have commenced, the Lease shall not be canceled for that reason of default while such remedies are being diligently pursued.

5.03 Taxes On Leasehold. Tenant shall be responsible for and pay taxes or assessments, including transfer and recordation taxes, levied or assessed against any leasehold interest, personal property or trade fixtures of Tenant, if Tenant so elects.

5.04 Notice Upon Expiration of Term. Notwithstanding any provision to the contrary, Tenant shall give to Landlord at least 120 days' prior notice of its intention to vacate the Unit at the expiration of the Lease. After expiration of the initial Term or any renewal, if Tenant (i) remains in possession with the Landlord's permission, and (ii) is in full compliance with the Lease, Tenant shall be entitled to 120 days' notice of the Landlord's intention to retake possession of the Unit. During any such holdover period, the rent on the Unit may be increased upon 30 days' written notice. This clause shall not be deemed to increase the amount of notice required, if any, in the event of Tenant's default.

5.05 Tenant Hold Over. If Tenant does not immediately surrender said Unit on the day of the end of the Term, Tenant may become a month-to-month tenant, provided rent is paid to and expressly accepted by Landlord, in advance, at the rate of rental per month payable under the Lease just prior to the expiration of the Lease (plus all adjustments and Additional Rent that would have been applicable under the Lease had it not expired). As a month-to-month tenant, Tenant shall be subject to the terms of the Lease as though it had originally been for a monthly tenancy. Tenant shall give the Landlord at least 120 days' notice of any intention to quit. Tenant shall be entitled to 30 days' notice to quit, provided Tenant is not in default of any obligation to the Landlord or in breach of the
Lease: otherwise, Tenant shall not be entitled to, and waives any requirement for, any notice to quit. If Tenant holds over after expiration of the Lease, Landlord shall have the right, prior to accepting rent from Tenant as a month-to-month tenant, to regain possession of the Unit and may at its option, re-enter and take possession without process, or by any legal process. If Tenant





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fails  to  surrender  possession  immediately  upon the  expiration  of the term hereof, Tenant hereby agrees that all the obligations of Tenant and all rights of the Landlord applicable during the Term of the Lease shall apply during such period of subsequent occupancy, whether or not a month-to-month tenancy has been created.

5.06 Tenant's Waiver Of Claims. Tenant covenants that no claim shall be made against the Landlord by Tenant, or by any one acting by or through Tenant, for any injury, loss or damage from any cause, nor shall the Landlord be liable for any accident or damage resulting through the use or operation of heating, cooling, electrical or plumbing apparatus, or from any cause except for claims arising from the gross negligence of the Landlord.

5.07 Lien On Tenant's Property. Landlord shall have a lien for the payment of the rent aforesaid upon all of the goods, wares, chattels, futures, furniture, and other personal property of Tenant, which may be in or on the Unit. Tenant specifically waives any and all exemptions allowed by law; and such lien may be enforced on the non-payment in the same manner as in defaults under secured interests. Sales in exercise of the secured interests granted under this Paragraph 5.07 may be made upon ten-(10) days' notice served upon Tenant by posting upon the Unit or served in any other manner provided by law. Such lien may be enforced in any other lawful manner at the option of the Landlord.

5.08 Vacating. Tenant shall, at the expiration of the Lease, remove all goods and effects from the Unit not the property of the Landlord, and return to the Landlord the Unit and all keys, locks and other fixtures connected therewith, in good repair, order and condition in all respects, excepting normal wear and tear.

5.09 Covenants In Force. All of the agreements and provisions of Tenant shall be deemed to be covenants and shall remain in force without demand or notice during the Term of the Lease and for such further time as Tenant, or any person or persons claiming under Tenant, shall hold the Unit.

5.10 Bankruptcy Or Insolvency. If Tenant makes an assignment of its assets for creditors, or if Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy or for receivership is instituted against Tenant and not dismissed within thirty (30) days of the filing thereof, or if Tenant is adjudged bankrupt, the Lease shall immediately be canceled at the option of the Landlord.

                       ARTICLE VI - DEFAULTS AND REMEDIES

6.01     Tenant's Default.

         (a) If Tenant fails to pay when due and without demand the Basic Annual Rent, Basic Monthly Rent, any other rent, or any installment of rent or any Additional Rent; if Tenant violates or fails or neglects to keep and perform any other obligation under the Lease; or if the Unit becomes vacant or deserted, at the option of Landlord, Tenant's right of possession shall thereupon expire. Landlord shall be then entitled to possession of the Unit and to re-enter without demand of rent or demand of possession of the Unit and may forthwith proceed to recover possession of the Unit by process of law, any notice to quit or intention to re-enter, and all rights of Tenant to notice being expressly waived.

         (b) If Landlord re-enters by process of law or otherwise, Tenant shall remain liable for all damage, deficiency or loss of rent which Landlord may sustain by such re-entry, including reasonable attorneys' fees and court costs. The parties agree that Landlord may relet the Unit for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of Tenant's liabilities.

         (c) If Landlord exercises its right to lease the Unit on behalf of Tenant, it may do so upon terms and conditions and for such rent as the Landlord may deem proper (including the right to lease all or part of the Unit for a greater or lesser rent than provided herein, or for a term greater or less than equal to the unexpired portion of the Lease Term) and to collect the rent and any other rent that may thereafter become payable. Neither the reletting by the Landlord nor Landlord's receipt of keys from Tenant shall be deemed an acceptance of any attempted surrender of the Lease by Tenant. Nothing shall be construed as obligating the Landlord to relet the whole or any part of the Unit. In any entry or taking possession, Landlord shall have the right, but not obligation, to remove all or any part of the personal property located on the Unit and to place the same in storage at a public warehouse at the expense and risk the owner.

         (d) All rights and remedies of Landlord under the Lease are cumulative and are not exclusive of any other rights and remedies provided to Landlord under applicable law. The exercise of any right or remedy shall not preclude the exercise of any other right or remedy.

         (e) If, under the provisions hereof, Landlord gives notice of any default and a compromise or settlement thereof shall be made, it shall not be deemed a waiver of any breach of the Lease nor shall the waiver of any breach operate as a waiver of any subsequent breach. No provision of the Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent provided by the Lease shall be deemed to be other than on account of the earliest rent outstanding nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept any such check or payment without prejudice to the Landlord's right to recover the balance of such rent or pursue any other remedy provided in the Lease.

6.02     Arbitration.

         (a) Any dispute arising as a result of the Lease shall, at Landlord's option, be decided by arbitration in accordance with the rules then obtaining of the American Arbitration Association. Any arbitration arising hereunder shall include any additional person or entity not a party to the Lease to the extent necessary to the final resolution of the matter in controversy. Decisions which are in the sole discretion of the Project Architect, as provided for herein, shall not be subject to arbitration. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law for the State of Maryland. Landlord may exercise its option to arbitrate by providing notice to Tenant, notice to any parties to be joined and filing such notice with the American Arbitration Association. Landlord shall exercise this option no later than six (6) months after the dispute in question has arisen or Tenant has given notice of intent to file an action in the courts. The award rendered shall be final, and judgment may be entered upon it in accordance with the laws of the State of Maryland.

         (b) If Landlord does not elect to arbitrate, any action or proceeding arising out of the Lease shall be instituted in the appropriate courts of the State of Maryland which shall have exclusive jurisdiction. In the event of a dispute, the prevailing party shall be entitled to its reasonable costs and expenses of enforcing the Lease, including attorneys' fees, whether incurred at or before trial, on appeal or in bankruptcy proceedings.

6.03 Waiver Of Jury Trial. In any litigation with respect to the Lease, whether such action is commenced before or after the cancellation or expiration of the Lease, the Landlord and Tenant hereby expressly waive their respective rights to a trial by jury and hereby irrevocably elect to have said action tried before the Court without a jury.

                   ARTICLE VII - DAMAGE, SALE OR CONDEMNATION

7.01 Damage By Fire Or Casualty. Except as otherwise provided, if the Unit or Condominium are destroyed or damaged by fire or any other casualty, the Lease shall not be canceled, but the Unit or Condominium shall be promptly and fully repaired by Landlord at its own cost and expense. Due allowance shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions and controls on construction, if any, and from force majeure which shall include, without limitation, impossibility of performance, acts of God, fire, earthquake, flood, explosion, condemnation, labor disputes, labor or material shortages, acts of governmental agencies asserting jurisdiction over the Condominium and any other legally supportable justification which would excuse Landlord from promptly and fully repairing the Unit or Condominium. If the condition of the Unit precludes use by Tenant, rent shall be apportioned (on the basis of square footage) and abated for any part, which Tenant is unable to occupy and use. If the Unit or Condominium are substantially or totally destroyed so as to be entirely untenantable and more than ninety (90) days are required for the Landlord to commence restoration, either party, upon notice to the other, may cancel the Lease, in which case the rent shall be apportioned and paid to the date of destruction. No compensation or claim, or diminution of rent will be required to be paid, by Landlord, by reason of inconvenience, annoyance, or injury or loss to business, arising from destruction or damage to the Unit.

7.02 Subordination And Sale. The Lease is subject and subordinate to all ground or underlying leases and to all mortgages and, or, deeds of trust which may now or hereafter affect the Unit or the Condominium, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination,





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

Tenant shall execute promptly any estoppel certificate or other certificate for and on behalf of Tenant. If Tenant fails to execute any required certificate promptly, Tenant hereby appoints Landlord as Tenant's attorney-in-fact to sign such certificate on Tenant's behalf. The party secured by any mortgage or deed of trust, shall have the right to recognize the Lease and in the event of any foreclosure sale under such mortgage or deed of trust, the Lease shall continue in full force and effect at the option of the party secured by such mortgage or deed of trust; and Tenant covenants and agrees that it shall, at the written request of the party secured by such mortgage or deed of trust, execute, acknowledge and deliver any instrument that has as its purpose or effect the subordination of this Lease to the lien of the mortgage or deed of trust. At the option of any landlord under any ground or underlying lease to which the Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor expiration of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or expiration of the Lease or the obligations of Tenant hereunder. Tenant shall attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease. In attornment, the Lease shall continue as a direct lease between Tenant and any successor landlord; and in any case, successor landlords under such ground or underlying lease shall not be bound by any prepayment of any rent to the Landlord for more than one month. Rent shall be payable in accordance with the Lease, from the date of the expiration or cancellation of the ground or underlying lease, as if prepayment had not been made. If the Unit is sold, the purchaser shall continue the Lease in full force and effect and Tenant agrees, upon request, to attorn to and acknowledge the purchaser at such sale as the Landlord hereunder.

7.03 Eminent Domain. If any part of the Unit is condemned under power of eminent domain, the Lease shall be canceled as to the part so taken on the day when Tenant is required to yield possession thereof, and the Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful conditions. Pending restoration, the rent shall be reduced proportionately, on a gross square footage basis. If the condemnation so substantially impairs the usefulness of the remaining portion of the Unit that Tenant may no longer use the Unit for the purposes stated in the Lease, either party shall have the option to cancel the Lease as of the date when Tenant is required to yield possession. The compensation awarded for such taking, both as to Landlord's reversionary interest and Tenant's interest under the Lease, shall belong to and be the property of the Landlord; provided, however, that the Landlord shall not be entitled to the portion of the award made to Tenant for the cost of removal of its stock and Tenant's fixtures. Landlord alone shall have the right to negotiate with the condemning authority and conduct all litigation connected with the condemnation. If the taking does not render any part of the Unit unusable, there shall be no abatement of rent.

                     ARTICLE VIII - PLANS AND SPECIFICATIONS

8.01     Demising Wall Plans And Specifications.

         (a) Landlord shall give Tenant a minimum of twenty-(20) day's notice of completion of Tenant Improvements.

         (b) Landlord shall notify Tenant ten (10) days prior to completion of Tenant Improvements to schedule a Unit Inspection. At such inspection, Tenant and Landlord's authorized representative shall list with reasonable specificity on a form (Landlord's "Unit Inspection Form") all items not in compliance with the Landlord's obligations for the Demising Wall Plans and Specifications. The Unit Inspection Form shall be signed by the Tenant and Landlord's representative at the conclusion of the inspection. If Tenant does not attend the inspection, Tenant shall be deemed to have unconditionally accepted the Unit. If Landlord objects to any item which Tenant seeks to include on the Unit Inspection Form, the item will be so noted as a "Disputed Item" and the parties will be deemed to have reserved all rights with respect to it. Within a reasonable time, Landlord will complete, repair or replace, as Landlord deems appropriate, all items not in compliance and contained on the Unit Inspection Form. If the Unit has passed necessary County inspections, Tenant shall not be entitled to delay the Commencement Date or to require any escrow or reduction in rent on account of any item on the Unit Inspection Form, whether or not a Disputed Item. Tenant shall execute an "Acceptance Letter" signifying full and complete acceptance of the Unit upon correction of the items on the Unit Inspection Form. Tenant shall, at its option, continue to occupy the Unit during the demising wall construction. Tenant will vacate one half of the fast floor it will not lease as of the Commencement Date at the earliest date as determined by Tenant to facilitate Landlord's work in constructing the demising wall dividing the building into two leasable spaces, one the Unit herein and the other a Unit to be leased to a third party.

         (c) Tenant shall pay a total of Fifteen Thousand and 00/100 Dollars ($15,000.00) for construction of the Tenant Improvements to divide the first floor into two Units with finishes to match the existing interior finishes of the first floor. The $15,000.00 shall be paid in two installments, 50% upon execution of the lease and 50% upon completion of Tenant Improvements. Additional Work including but not limited to relocating electrical distribution panels, relocating the kitchen and an additional bathroom, if required, and any other work requested by Tenant of Landlord shall be bid by Landlord and paid in full upon acceptance of the bid by Tenant. If Tenant fails to pay a balance due for any reason, such balance shall be considered additional rent and Landlord will pursue any right or remedy available in law or equity against Tenant. If Landlord fails to deliver possession of the Unit, in accordance with the Lease, Tenant's remedy shall be limited to the right to sue for specific performance. In no event shall Landlord be liable for monetary damages. At the Commencement Date, Landlord shall deliver the Unit, with the Tenant Improvements completed in accordance with the Plans and Specifications. Tenant acknowledges that the measurements shown on the Plans and Specifications are approximate, and actual dimensions may not be exactly as shown. Landlord reserves the right to make changes to the Plans and Specifications as necessary, for the purposes of (1) complying with any law or governmental authority, (2) substituting materials, which in the sole discretion of the Project Architect, are substantially equivalent, or (3) making any other such change, which in the sole discretion of the Project Architect, does not materially and adversely affect the Unit. Landlord shall construct the Unit in substantial accordance with any such changes.

         (d) Items in the nature of "custom finishing," decorating or the like and, or, any deviations from the Plans and Specifications shall be the sole responsibility of Tenant and shall be performed only after acceptance of the Unit by Tenant, unless otherwise agreed to in writing by Landlord.




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

                           ARTICLE IX - MISCELLANEOUS

9.01 Successors. It is agreed that all rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and assigns (to the extent assignment is permitted under this Lease).

9.02 Notice. All notices, consents or approvals required or desired to be given under the Lease shall be in writing and shall be personally delivered or given by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         Landlord:      Live Oak Limited Partnership
                        c/o Makielski Saba Corporation
                        12070 Old Line Centre, Suite 300
                        Waldorf, Maryland 20602-2513

         Tenant:        Old Line National Bank
                        12080 Old Line Centre
                        Waldorf, Maryland 20602-2513

         Either party may, by like notice, designate a new address to which such notices shall be directed.

9.03     Guaranty Agreement.  N/A

9.04 Validity and Enforceability. If any term, covenant, or condition of the Lease is invalid or unenforceable, the remainder of the Lease or the application of such terms or provisions to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each term shall be valid and enforceable to the fullest extent permitted by law. The parties represent and warrant to each other that the persons signing the Lease on their behalf are duly empowered to do so and to bind them to the Lease. The term "Tenant" shall include legal representatives, successors and assigns (to the extent assignment is permitted under this Lease) and, where the context permits, agents, servants, employees, licensees and invitees and contractors of Tenant. All covenants of Tenant shall be equally applicable to and binding upon its agents, employees and others claiming the right to be in the Unit through or under Tenant.

9.05     Landlord's Expenses.

         (a) Tenant further covenants and agrees to pay and discharge all reasonable costs, expenses and attorneys' fees incurred by the Landlord in enforcing any or all of Tenant's covenants, conditions and agreements herein, whether by the institution of litigation or in taking advice of counsel, or otherwise; provided, however, that in the event Landlord shall be required to institute summary proceedings because of Tenant's failure to pay rent, then Tenant agrees to pay attorneys' fees in the minimum amount of $500.00 for each such proceeding or the actual fee incurred, whichever amount of attorneys' fees shall be greater.




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

         (b) If the Landlord shall incur any charge or expense on behalf of Tenant under the terms of the Lease, such charge or expense shall be considered Additional Rent hereunder.

         (c) All such charges or expenses shall be paid to the Landlord at its office designated above, or at such other place as the Landlord may designate in writing.

         (d) Tenant's obligations under this Paragraph 9.05 shall survive the expiration or cancellation of the Lease.

9.06 Gender; Number. Whenever the context so permits, the use of the plural shall include the singular, the singular shall include the plural, and any gender shall be deemed to include all genders. The covenants of Tenant shall be the joint and several obligations of each Person signing as Tenant, and, when the Persons signing as Tenant are partners, shall be the obligations of the firm and of the individual members thereof.

9.07 Exhibits. All Exhibits and attachments to the Lease are incorporated into the Lease by reference.

9.08 Counterparts. The Lease may be executed in counterparts, each of which when so executed may be considered an original.

9.09 Waivers. No provision contained in the Lease shall be deemed to have been abrogated or waived by any failure of enforcement of such provision and the waiver of any one default shall not be deemed to be a waiver of any other default.

9.10 Cancellation. If the Lease is canceled by either party in accordance with the terms hereof, there shall be no further obligations of either party, unless otherwise expressly provided.

9.11     Time of Essence.  Time is of the essence in the Lease.

9.12 Entire Agreement. The Lease contains the entire agreement of the parties and supersedes any and all prior agreements of the parties relating to the Unit. The Lease may not be changed except by an instrument in writing signed by the party against whom such change is charged.

         IN WITNESS WHEREOF, the parties have executed the Lease as of the date first above written.

TENANT                                     LANDLORD

OLD LINE NATIONAL BANK                     LIVE OAK LIMITED PARTNERSHIP
                                           By: LIVE OAK DEVELOPMENT CORP.,
                                              General Partner


By: ____________________________           By: ______________________________
      James Cornelson, President                 Dennis J. Maielski, President


WITNESS/ATTEST:                            WITNESS/ATTEST:




______________________________             ________________________________








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